Exhibit 10.31

NewCardio, Inc.
2350 Mission College Blvd.
Suite 1175
Santa Clara, CA 95054

December 1, 2008

Vision Capital Advantage Fund, L.P.
c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, NY 10019

Re: NewCardio, Inc. (the "Company").

Ladies and Gentlemen:

Vision Opportunity Master Fund, Ltd. ("VOMF") has transferred 22% of the securities of the Company which it purchased (the "Company Securities") pursuant to that certain Securities Purchase Agreement (the “SPA”), dated as of December 27, 2007, between Marine Park Holdings, Inc., a Delaware corporation and the purchasers identified on the signature pages thereto, to an affiliate, Vision Capital Advantage Fund, L.P. ("VCAF") pursuant to an agreement (the "Agreement"). The transfer of such portion of the Company Securities is referred to herein as the "Transfer."

The Company acknowledges that VCAF intends that the holding of such Company Securities by VCAF qualify as a "venture capital investment" within the meaning of subsection (d)(3)(i) of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulation") of VCAF, and for purposes thereof, that for as long as VCAF continues, directly or indirectly (together with the holdings of VOMF), to hold at least 50% of the Company Securities (or other securities into which such Company Securities may be exchanged or exercised), VCAF shall have the following rights:

1.           The Company shall provide or grant VCAF and/or its designated representative with:

(i)           the right, subject to VCAF providing the Company with an executed nondisclosure agreement reasonably satisfactory to the Company, to visit and inspect any of the offices and properties of the Company or any of its subsidiaries and inspect and copy the books and records of the Company or any of its subsidiaries, at such times as VCAF or its designated representative shall reasonably request, and to discuss its affairs, finances and accounts with its and their officers at such times as VCAF may reasonably request;

(ii)           as soon as available, after the end of each of the first three quarters of each fiscal year of the Company, a copy of the unaudited consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year ended with the last day of such quarter, stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with GAAP consistently applied, and certified by an appropriate officer of the Company as being fairly stated in all material respects, subject to the absence of footnotes and to year-end adjustments;

(iii)         as soon as available, after the close of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year together with related audited consolidated statements of income and cash flows for such fiscal year, stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied by the Company's independent certified public accountants; and

(iv)        any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), in each case actually prepared by the Company or any of its subsidiaries, as soon as available, to the extent that Company, or any of its  subsidiaries, is required by law or pursuant to the terms of any outstanding securities of the Company or any of its subsidiaries to prepare such reports;

provided, however, that the Company's obligations under paragraphs (a)(ii), (iii) and (iv) shall be satisfied by filing on EDGAR its annual report or quarterly report, as applicable, pursuant to the Exchange Act;

2.           The Company hereby agrees that, for so long as VCAF and/or VOMF continues to, directly or indirectly, hold at least 50% of the Company Securities (or other securities into which such Company Securities may be exchanged or exercised), it shall permit VCAF to appoint its designee to the Company's Board of Directors (or equivalent thereof) (the "Board of Directors"), and thereafter use its best efforts to continue to have such designee elected as a member of the Board of Directors. This right shall satisfy, and shall not be in addition to, any similar right in favor of any affiliate of VCAF or VOMF).  At such time as VCAF is not entitled to have a designee on the Board of Directors, or such designee is not elected or resigns, then so long as VCAF owns any of the Company Securities, upon request of VCAF and provided that VCAF has delivered to the Company an executed nondisclosure agreement reasonably satisfactory to the Company, the Company shall provide to VCAF a comprehensive summary of all material documents and presentations provided to the board members (or equivalent thereof) of the Company or any subsidiary in connection with a meeting of the Board of Directors (and in the case of meetings of committees of the Board of Directors copies of the subsequent minutes of such meetings of such committees, if available); provided, however, that the Company reserves the right to exclude from the summary and minutes any materials or portion thereof as reasonably necessary to preserve attorney client privilege to protect highly confidential proprietary information relating to financings or potential financings or for other similar reasons.

3.           The Company hereby agrees that for so long as VCAF continues to, directly or indirectly, hold any of the Company Securities (or other securities into which such Company Securities may be exchanged or exercised), and provided that VCAF has delivered to the Company an executed nondisclosure agreement reasonably satisfactory to the Company, it shall make the appropriate officers, managers and/or directors of the Company and its subsidiaries available periodically and at such times as reasonably requested by VCAF for consultation with respect to matters relating to the business and affairs of the Company and its subsidiaries, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

VCAF shall, and shall cause its employees, partners, control persons, accountants, attorneys and other representatives to keep all information of the Company and its subsidiaries disclosed pursuant to this letter agreement confidential in accordance with a confidentiality agreement reasonably satisfactory to the Company.

This letter agreement and the rights and duties of the parties hereto, is binding on and enforceable against the Company, all of its subsidiaries and VCAF, and in the event of a conflict between the provisions of this letter agreement and any other agreement between such parties, the provisions of this letter agreement shall control. The provisions of this letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of law principles thereof. This letter agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement.

In the event VCAF transfers all or any portion of the Company Securities to any entity affiliated with VCAF, such transferee shall be afforded the same rights with respect to the Company and its subsidiaries afforded to VCAF hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

IN WITNESS WHEREOF, the parties below hereby agree to the terms of this side letter agreement as of the date first above written.

NEWCARDIO, INC. By: s/s Richard D. Brounstein Name: Richard D. Brounstein Title: Executive Vice President, CFO and Secretary

Accepted and Agreed as of
the date first above written:
VISION CAPITAL ADVANTAGE FUND, LP
By: VCAF GP, LLC, its General Partner

By: s/s Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory